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                                                                 Exhibit (d)(2)

                                                         Dated: August 13, 2008


                                   SCHEDULE A
                                     TO THE
                          INVESTMENT ADVISORY AGREEMENT
                                     BETWEEN
                               THE COVENTRY GROUP
                                       AND
                    BOSTON TRUST INVESTMENT MANAGEMENT, INC.


Name of Fund                                 Compensation(1)
------------                                 ------------

Boston Trust Balanced Fund                   .75% of average daily net assets

Boston Trust Equity Fund                     .75% of average daily net assets

Boston Trust Small Cap Fund                  .75% of average daily net assets

Boston Trust Midcap Fund                     .75% of average daily net assets

Walden Social Balanced Fund                  .75% of average daily net assets

Walden Social Equity Fund                    .75% of average daily net assets

Walden Small Cap Innovations Fund(2)         .75% of average daily net assets


THE COVENTRY GROUP                           BOSTON TRUST INVESTMENT
                                             MANAGEMENT, INC.

By:                                          By:
    --------------------------------             ------------------------------

Name:                                        Name:
      ------------------------------               ----------------------------

Title:                                       Title:
       -----------------------------                ---------------------------



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1 All Fees are computed daily and paid monthly.

2 Approved by Board of Trustees on August 13, 2008.